Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aimei Health Technology Co., Ltd. (the “Company”) on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: March 25, 2024
/s/ Juan Fernandez Pascual
Juan Fernandez Pascual
Chief Executive Officer and Director
(Principal executive officer)

Dated: March 25, 2024
/s/ Heung Ming Wong
Heung Ming Wong
Chief Financial Officer
(Principal financial and accounting officer)